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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       August 23, 1995                              Commission File No. 1-1569
       (Date of earliest event reported)


                         AMERICAN PREMIER UNDERWRITERS, INC.



       Incorporated under the laws                                IRS Employer
        of Pennsylvania                          Identification No. 23-6000765

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-6600
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                         AMERICAN PREMIER UNDERWRITERS, INC.

                                       FORM 8-K


          Item 4.     Changes in Registrant's Certifying Accountant.

                      Effective August 23, 1995, pursuant to a recommendation of the American Premier Underwriters, Inc. ("Corporation") Audit Committee adopted by the Executive Committee of the Board of Directors, the Corporation has engaged the firm of Ernst & Young LLP to be the principal independent accountants for purposes of performing the 1995 audit of the Corporation's financial statements. The Corporation has informed its previous principal independent accountants, Deloitte & Touche LLP, of its action. This change will enable the Corporation to better coordinate financial reporting matters with its significant affiliate, American Financial Corporation. Ernst & Young LLP has been the auditor for all major subsidiaries and investees of the Corporation's parent, American Financial Group, Inc., except the Corporation.

                      In connection with the audits of the two fiscal years ended December 31, 1994 and during the subsequent interim periods, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with Deloitte & Touche LLP, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference in their opinion to the subject matter of the disagreement. The report of Deloitte & Touche LLP on the consolidated financial statements of the Corporation has not contained an adverse opinion or a disclaimer of opinion, and has not been qualified or modified as to uncertainty, audit scope, or accounting principles for the years 1993 and 1994.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               Exhibit (16)   Letter re: change in certifying accountant








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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AMERICAN PREMIER UNDERWRITERS, INC.



          August 29, 1995              By:Fred J. Runk
                                          Fred J. Runk
                                          Senior Vice President & Treasurer

















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